Duolingo Reports 63% DAU Growth and 43% Revenue Growth
in Third Quarter 2023; Raises Full Year Guidance

Pittsburgh, PA – November 8, 2023 – Duolingo, Inc. (NASDAQ: DUOL), the world’s leading mobile learning platform, announced results for the third quarter ended September 30, 2023 in a shareholder letter that is posted at investors.duolingo.com.

“We exceeded our own high expectations this quarter, accelerating user growth and delivering impressive bookings and revenue growth,” said Luis von Ahn, Co-Founder and CEO of Duolingo. “Last month, we announced an important strategic shift toward becoming a multi-subject product, with our Math and Music courses being added to the flagship Duolingo app. We believe this offers great value to our users, and can unlock benefit to us over time as we can apply the things that make our language app fun, engaging, and effective to these new courses.”

Third Quarter 2023 Highlights

•Total bookings were $153.6 million, an increase of 49% from the prior year quarter;
•Subscription bookings were $121.3 million, an increase of 54% from the prior year quarter;
•Paid Subscribers totaled 5.8 million at quarter end, an increase of 60% from the prior year quarter;
•Monthly active users (MAUs) were 83.1 million, an increase of 47% from the prior year quarter and Daily active users (DAUs) were 24.2 million, an increase of 63% from the prior year quarter;
•Total revenues were $137.6 million, an increase of 43% from the prior year quarter;
•Net income totaled $2.8 million, compared to a net loss of $18.4 million in the prior year quarter;
•Adjusted EBITDA was $22.5 million, compared to $2.1 million in the prior year quarter, a 16.3% versus 2.2% Adjusted EBITDA margin, respectively.

Financial and Key Operating Metrics

The following table summarizes our financial and operating highlights for the quarters ended September 30, 2023 and 2022.

	Three Months Ended September 30,
(In millions)	2023	2022	% Change
Operating Metrics
Monthly active users (MAUs)	83.1	56.5	47%
Daily active users (DAUs)	24.2	14.9	63%
Paid subscribers (at period end)	5.8	3.7	60%

	Three Months Ended September 30,
(In thousands)	2023	2022	% Change
Operating Metrics
Subscription bookings	$121,342	$78,858	54%
Total bookings	$153,556	$102,738	49%

Financial Measures
Total revenues (GAAP)	$137,624	$96,065	43%
Net income (loss) (GAAP)	$2,807	$(18,445)	nm
Adjusted EBITDA (Non-GAAP)	$22,501	$2,130	>100%

The following table provides revenues by product type:

	Three Months Ended September 30,
(in thousands)	2023	2022	Change	% Change
Subscription	$105,887	$72,172	$33,715	47%
Advertising	11,678	10,619	1,059	10
Duolingo English Test	10,612	8,192	2,420	30
Other *	9,447	5,082	4,365	86
Total revenues	$137,624	$96,065	$41,559	43%
* Other is primarily comprised of in-app sales of virtual goods

Financial Outlook

Duolingo is providing the following updated guidance for the fourth quarter and the full year ending December 31, 2023:

	Fourth Quarter 2023		Full Year 2023
(in millions)	Low	High	Low	High

Total Bookings	$167	$170	$598	$601
Revenues	$145	$148	$525	$528
Adjusted EBITDA	$28.7	$30.7	$87.2	$89.2
Adjusted EBITDA Margin	19.8%	20.8%	16.6%	16.9%

With regards to the Non-GAAP Adjusted EBITDA and Adjusted EBITDA margin outlook provided above, a reconciliation to GAAP net income (loss), the most directly comparable financial measure presented in accordance with GAAP, has not been provided as the quantification of certain items included in the calculation of GAAP net income (loss) cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expenses related to equity awards requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain legal, tax and regulatory reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Dilutive Securities

Duolingo has various dilutive securities. The table below details these securities (shares in millions; rounding differences may occur):

(Amounts in millions, except share price)	Price as of September 30, 2023	Weighted- average exercise price	Shares
Share price	$165.87
Common stock outstanding as of September 30, 2023			42.0
Founder awards (1)			1.6
Dilutive effect of stock options outstanding (2)		$15.52	3.0
RSUs outstanding			2.2
Total estimated diluted shares outstanding			48.8
________________
(1)Includes 1.6 million underlying performance-based Restricted Stock Units ("RSUs") where performance criteria has not been satisfied.
(2)The Company has 3.3 million options outstanding as of September 30, 2023. The estimated dilutive effect is calculated as the number of shares expected to be issued upon vesting or exercise, adjusted for the strike price proceeds that are received by the Company and assumed to be used to repurchase shares of Duolingo common stock.

Video Webcast
Duolingo will host a video webcast to discuss its quarterly results today, November 8, 2023 at 5:30 p.m. ET. This live webcast and related materials will be publicly available and can be accessed at investors.duolingo.com. A replay will be available on the Investor Relations section of our website two hours following completion of the call and will remain available for a period of one year.

About Duolingo
Duolingo is the leading mobile learning platform globally. Its flagship app has organically become the world's most popular way to learn languages and the top-grossing app in the Education category on both Google Play and the Apple App Store. With technology at the core of everything it does, Duolingo has consistently invested to provide learners a fun, engaging, and effective learning experience while remaining committed to its mission to develop the best education in the world and make it universally available.

Definitions

Subscription Bookings and Total Bookings. Subscription bookings represent the amounts we receive from a purchase of any Duolingo subscription offering. Total bookings include subscription bookings, income from advertising networks for advertisements served to our users, purchases of the Duolingo English Test, and in-app purchases of virtual goods. We believe bookings provide an indication of trends in our operating results, including cash flows, that are not necessarily reflected in our revenues because we recognize subscription revenues ratably over the lifetime of a subscription, which is generally from one to twelve months.

Monthly Active Users (MAUs). MAUs are defined as unique Duolingo users who engage with our mobile language learning application or the language learning section of our website each month. MAUs are reported for a measurement period by taking the average of the MAUs for each calendar month in that measurement period. The measurement period for MAUs is the three months ended September 30, 2023 and the same period in the prior year where applicable, and the analysis of results is based on those periods. MAUs are a measure of the size of our global active user community on Duolingo.

Daily Active Users (DAUs). DAUs are defined as unique Duolingo users who engage with our mobile language learning application or the language learning section of our website each calendar day. DAUs are reported for a measurement period by taking the average of the DAUs for each day in that measurement period. The measurement period for DAUs is the three months ended September 30, 2023 and the same period in the prior year where applicable, and the analysis of results is based on those periods. DAUs are a measure of the consistent engagement of our global user community on Duolingo.

Paid Subscribers. Paid subscribers are defined as users who pay for access to any Duolingo subscription offering and had an active subscription as of the end of the measurement period. Each unique user account is treated as a single paid subscriber regardless of whether such user purchases multiple subscriptions, and the count of paid subscribers does not include users who are currently on a free trial or who are non-paying members of a family plan.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this press release, including without limitation, statements regarding our business model and strategic plans, including the anticipated release of, and the expected benefits and efficacy of, new products, and our financial outlook are forward-looking statements. Without limiting the generality of the foregoing, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such forward-looking statements are neither promises nor guarantees, but involve a number of known and unknown risks, uncertainties and assumptions that may cause our actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to: our ability to retain and grow our users and sustain their engagement with our products; competition in the online language learning industry; our limited operating history; our ability to maintain profitability; our ability to manage our growth and operate at such scale; the success of our investments; our reliance on third-party platforms to store and distribute our products and collect revenue; our reliance on third-party hosting and cloud computing providers; our ability to compete for advertisements; acceptance by educational organizations of technology-based education; our ability to access, collect, and use personal data about our users and payers, and to comply with applicable data privacy laws; regulatory and legislative developments on the use of artificial intelligence and machine learning; potential intellectual property-related litigation and proceedings; our ability adequately obtain, protect and maintain our intellectual property rights; and the other important factors more fully detailed under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as any such factors may be updated from time to time, including without limitation our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023 and in our other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investor Relations section of the Company’s website at investors.duolingo.com. All forward-looking statements speak only as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Limitation of Key Operating Metrics and Other Data
We manage our business by tracking several operating metrics, including MAUs, DAUs, paid subscribers, and subscription and total bookings. While these metrics are based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring how our platform is used. These metrics are determined by using internal data gathered on an analytics platform that we developed and operate and have not been validated by an independent third party. This platform tracks user account and session activity. If we fail to maintain an effective analytics platform, our metrics calculations may be inaccurate. Because we update the methodologies we employ to create metrics, our operating metrics may not be comparable to those in prior periods. Other companies, including companies in our industry, may calculate these metrics differently.

Non-GAAP Financial Measures
We use certain non-GAAP financial measures to supplement our consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP financial measures include Adjusted EBITDA and Adjusted EBITDA margin. Please refer to the definitions and reconciliation at the end of this press release. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. By excluding certain items that may not be indicative of our recurring core operating results, we believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance. Accordingly, we believe these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by our institutional investors and the analyst community to help them analyze the health of our business. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

Website Information
We routinely post important information for investors on the Investor Relations section of our website, investors.duolingo.com and also from time to time may use social media channels, including our Twitter account (twitter.com/duolingo) and our LinkedIn account (linkedin.com/company/duolingo/), as an additional means of disclosing public information to investors, the media and others interested in us. It is possible that certain information we post on our website and on social media could be deemed to be material information, and we encourage investors, the media and others interested in us to review the business and financial information we post on our website and on the social media channels identified above, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website and our social media channels is not incorporated by reference into, and is not a part of, this document.

DUOLINGO, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	September 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$701,737	$608,180
Accounts receivable	61,711	46,728
Deferred cost of revenues	46,124	35,041
Prepaid expenses and other current assets	9,533	7,234
Noncurrent assets	51,609	50,164
Total assets	$870,714	$747,347

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$2,712	$1,177
Deferred revenues	208,888	157,550
Other current liabilities	23,334	23,039
Long-term obligation under operating leases	20,961	23,503
Total liabilities	255,895	205,269
Total stockholders’ equity	614,819	542,078
Total liabilities and stockholders' equity	$870,714	$747,347

DUOLINGO, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Amounts in thousands, except per share amounts)

	Three Months Ended September 30,
	2023	2022
Revenues	$137,624	$96,065
Cost of revenues	36,254	26,302
Gross profit	101,370	69,763
Operating expenses:
Research and development	50,305	41,976
Sales and marketing	22,335	17,721
General and administrative	33,400	30,228
Total operating expenses	106,040	89,925
Loss from operations	(4,670)	(20,162)
Other expense, net of other income	(1,023)	(490)
Loss before interest income and income taxes	(5,693)	(20,652)
Interest income	8,625	2,260
Income (loss) before income taxes	2,932	(18,392)
Provision for income taxes	125	53
Net income (loss) and comprehensive income (loss)	$2,807	$(18,445)
Net income (loss) per share attributable to Class A and Class B common stockholders, basic	$0.07	$(0.46)
Net income (loss) per share attributable to Class A and Class B common stockholders, diluted	$0.06	$(0.46)

DUOLINGO, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$3,950	$(45,644)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,053	3,426
Stock-based compensation expense	70,219	53,188
Gain on sale of capitalized software	(100)	—
Loss on disposal of leasehold improvements	417	—
Changes in assets and liabilities:	24,882	31,078
Net cash provided by operating activities	104,421	42,048
Net cash used for investing activities	(9,436)	(9,229)
Net cash (used for) provided by financing activities	(1,428)	13,226
Net increase in cash and cash equivalents	93,557	46,045
Cash and cash equivalents - Beginning of period	608,180	553,922
Cash and cash equivalents - End of period	$701,737	$599,967

DUOLINGO, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION
(Amounts in thousands)

Adjusted EBITDA. Adjusted EBITDA is defined as net income (loss) excluding interest income, income taxes, depreciation and amortization, stock-based compensation expenses related to equity awards, transaction costs related to an acquisition, acquisition earn-out costs, and loss on disposal of leasehold improvements. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of revenues. These non-GAAP financial measures are used by management to evaluate the financial performance of our business and we present these non-GAAP financial measures because we believe that they are helpful in highlighting trends in our operating results and that they are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. The following table presents a reconciliation of our net income (loss), the most directly comparable financial measure presented in accordance with GAAP, to Adjusted EBITDA and Adjusted EBITDA margin:

	Three Months Ended September 30,
(In thousands)	2023	2022
Net income (loss)	$2,807	$(18,445)
Interest income	(8,625)	(2,260)
Provision for income taxes	125	53
Depreciation and amortization	1,657	1,482
Stock-based compensation expenses related to equity awards (1)	26,007	21,123
Acquisition transaction costs (2)	—	177
Acquisition earn-out costs (3)	113	—
Loss on disposal of leasehold improvements	417	—
Adjusted EBITDA	$22,501	$2,130

Revenues	$137,624	$96,065
Adjusted EBITDA Margin	16.3%	2.2%
________________
(1)In addition to stock-based compensation expense, this includes costs incurred related to taxes paid on equity transactions.
(2)Represents costs incurred related to an acquisition, including integration costs.
(3)Represent costs incurred related to the earn-out payment on an acquisition.

Contacts

Investor Relations:
Deborah Belevan, VP of Investor Relations
IR@duolingo.com

Press:
Sam Dalsimer, Global Head of Communications
press@duolingo.com